Exhibit 32(i)
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles L. Rice, Jr., Chairman of the Board, President, and Chief Executive Officer of Entergy New Orleans, LLC (the “Company”), certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Annual Report on Form 10-K of the Company for the year ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

/s/ Charles L. Rice, Jr.
Charles L. Rice, Jr. Chairman of the Board, President, and Chief Executive Officer of Entergy New Orleans, LLC
Date: February 26, 2018